Exhibit 5.1

July 19, 2024

Greenwave Technology Solutions, Inc.

4016 Raintree Rd., Suite 300

Chesapeake, VA 23321

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Greenwave Technology Solutions, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering for resale of up to 27,612,612 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) consisting of: (i) up to an aggregate of 1,894,280 shares of the Company’s Common Stock issuable upon exercise of certain outstanding warrants (the “Inducement Warrants”) issued in connection with an inducement to exercise then-existing warrants; (ii) up to an aggregate of 4,556,903 shares of the Company’s Common Stock issuable upon exercise of certain outstanding warrants issued in a private placement conducted on April 22, 2024 concurrently with a registered direct offering (the “April RD Warrants”); (iii) up to an aggregate of 14,178,680 shares of the Company’s Common Stock issuable upon exercise of certain outstanding warrants issued in a private placement conducted on May 16, 2024 concurrently with a registered direct offering (the “May RD Warrants”); (iv) up to an aggregate of 5,044,885 shares of the Company’s Common Stock issuable upon exercise of certain outstanding warrants issued in a private placement conducted on June 10, 2024 concurrently with a registered direct offering (the “June RD Warrants”); (v) up to 232,100 shares of the Company’s Common Stock upon exercise of warrants issued to the financial advisor in connection with the Inducement Warrants (the “March FA Warrants”), up to 477,573 shares of the Company’s Common Stock issuable upon exercise of warrants issued to the financial advisor in connection with the April RD Warrants (the “April FA Warrants”), and 311,342 shares of the Company’s Common Stock issuable exercise of warrants issued to the financial advisor in connection with the May RD Warrants (the “May FA Warrants”); (vi) up to an aggregate of 504,489 shares of the Company’s Common Stock issuable exercise of warrants issued to the financial advisor in connection with the June RD Warrants (the “June FA Warrants” and together with the March FA Warrants, the April FA Warrants, and the May FA Warrants, the “FA Warrants”, and collectively with the Inducement Warrants, the April RD Warrants, the May RD Warrants, and the June RD Warrants, the “Warrants”); and (vii) 412,360 shares of the Company’s Common Stock (the “Exchange Shares”) issued in connection with an exchange agreement dated April 22, 2024 (the “Exchange Agreement”), for the account of the selling stockholders identified in the Registration Statement (the “Selling Stockholders”). All share numbers herein are adjusted for the one-for-one hundred fifty (1:150) reverse stock split of the Company’s Common Stock that the Company effectuated with an effective time of 11:59 p.m. Eastern Time on May 31, 2024 (the “Reverse Stock Split”) and which began trading on Nasdaq on a split-adjusted basis beginning at the open of the market on June 3, 2024. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

In our capacity as corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

1.	the Registration Statement (including the prospectus contained therein);

2.	the Certificate of Incorporation of the Company;

3.	the Bylaws of the Company;

4.	the form of warrant inducement offer letter issued by the Company on March 18, 2024;

6.	the form of Inducement Warrant;

7.	the form of March FA Warrant;

8.	a certain Written Consent of the Board of Directors of the Company, dated March 18, 2024 authorizing the transactions related to the Inducement Warrants and the March FA Warrants;

9.	the Securities Purchase Agreement, dated April 22, 2024, by and among the Company and certain Selling Stockholders and the related Registration Rights Agreement related to the April RD Warrants;

10.	the form of April RD Warrant;

11.	the form of April FA Warrant;

12.	the Exchange Agreement;

13.	a certain Written Consent of the Board of Directors of the Company, dated April 22, 2024 authorizing the transactions related to the Securities Purchase Agreement, the April RD Warrants, the April FA Warrants, and the Exchange Agreement;

14.	the Securities Purchase Agreement, dated May 16, 2024, by and among the Company and certain Selling Stockholders and the related Registration Rights Agreement related to the May RD Warrants;

15.	the form of May RD Warrant;

16.	the form of May FA Warrant;

17.	a certain Written Consent of the Board of Directors of the Company, dated May 16, 2024 authorizing the transactions related to the Securities Purchase Agreement, the May RD Warrants, and the May FA Warrants;

18.	the Securities Purchase Agreement, dated June 10, 2024, by and among the Company and certain Selling Stockholders and the related Registration Rights Agreement related to the June RD Warrants;

19.	The form of June RD Warrant;

20.	The form of June FA Warrant; and

21.	a certain Written Consent of the Board of Directors of the Company, dated June 10, 2024 authorizing the transactions related to the Securities Purchase Agreement, the June RD Warrants, and the June FA Warrants;

In rendering the opinion expressed below, we have assumed without verification the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies, and the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of documents by the Company and the validity, binding effect and enforceability thereof upon the Company). In addition, we have assumed and not verified the accuracy as to the factual matters of each document we have reviewed and the accuracy of, and each applicable party’s full compliance with, any representations and warranties contained therein. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company. Accordingly, we are relying upon (without any independent investigation thereof) the truth and accuracy of the statements, covenants, representations and warranties set forth in the documents we have reviewed.

Greenwave Technology Solutions, Inc.

July 19, 2024

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

1.	The Exchange Shares have been duly authorized for issuance by all necessary corporate action on the part of the Company and are validly issued, fully paid and non-assessable.
2.	The shares of Common Stock issuable upon the exercise of the Inducement Warrants have been duly authorized for issuance by all necessary corporate action on the part of the Company and, when issued and delivered against payment therefor upon exercise of the Inducement Warrants in accordance with the terms of the Inducement Warrants, will be validly issued, fully paid and non-assessable.

3.	The shares of Common Stock issuable upon the exercise of the April RD Warrants have been duly authorized for issuance by all necessary corporate action on the part of the Company and, when issued and delivered against payment therefor upon exercise of the April RD Warrants in accordance with the terms of the April RD Warrants, will be validly issued, fully paid and non-assessable.

4.	The shares of Common Stock issuable upon the exercise of the May RD Warrants have been duly authorized for issuance by all necessary corporate action on the part of the Company and, when issued and delivered against payment therefor upon exercise of the May RD Warrants in accordance with the terms of the May RD Warrants, will be validly issued, fully paid and non-assessable.

5.	The shares of Common Stock issuable upon the exercise of the June RD Warrants have been duly authorized for issuance by all necessary corporate action on the part of the Company and, when issued and delivered against payment therefor upon exercise of the June RD Warrants in accordance with the terms of the June RD Warrants, will be validly issued, fully paid and non-assessable.

6.	The shares of Common Stock issuable upon the exercise of the FA Warrants have been duly authorized for issuance by all necessary corporate action on the part of the Company and, when issued and delivered against payment therefor upon exercise of the FA Warrants in accordance with the terms of the FA Warrants, will be validly issued, fully paid and non-assessable.

Our opinion is limited to applicable statutory provisions of the Delaware General Corporation Law and the reported judicial decisions interpreting those laws, and federal laws of the United States of America to the extent referred to specifically herein. We are generally familiar with the Delaware General Corporation Law as currently in effect and the judicial decisions thereunder and have made such inquiries and review of matters of fact and law as we determined necessary to render the opinions contained herein. We assume no obligation to revise or supplement this opinion letter in the event of future changes in such laws or the interpretations thereof or such facts. We express no opinion regarding the Securities Act, or any other federal or state laws or regulations.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission.

Very truly yours,

/s/ PRYOR CASHMAN LLP